POWER OF ATTORNEY



WHEREAS, FMR Corp. ("FMR") has appointed Eric D. Roiter with full power of substitution, for it and its name, to notify companies and to sign such notices or filings or amendments thereto, in respect of interest in shares held, directly or beneficially, by it or by companies, and their direct or indirect subsidiaries, of which it is a principal shareholder, pursuant to sections 13(d), 13(f), 13(g), 14(d) and 16 of the Securities and Exchange Act of 1934, as amended, and Rule 16a-1(a) thereunder, as well as the Companies Act (U.K.) 1985, as amended, and such other non-U.S. laws and regulations, including but not limited to Canadian laws and regulations, as shall from time to time be applicable to it.

	NOW, THEREFORE, the undersigned hereby constitutes and appoints Stuart Fross as his substitute, to have all the powers of the undersigned regarding filings required by Canadian laws and regulations, when the undersigned is unavailable, for the month of August 2002, and the filing of all other notices described herein on August 1-2, 5-9, 12-15, and 23, 2002.



					By /s/ Eric D.	Roiter
					Eric D. Roiter
					Senior V.P. & General Counsel
					FMR Co.

Dated:  July 30, 2002